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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                          DATE OF REPORT: MAY 15, 2003
                        (Date of earliest event reported)

                               THE VIALINK COMPANY
             (Exact name of Registrant as specified in its Charter)


         DELAWARE                     000-21729                73-1247666
(State or other jurisdiction   (Commission File Number)     (I.R.S. Employer
     of incorporation)                                   Identification Number)

                 13155 NOEL ROAD, SUITE 700, DALLAS, TEXAS 75240
               (Address of principal executive offices) (Zip Code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (972) 934-5500

Item 5. Other Events and Regulation FD Disclosure

The viaLink Company (OTCBB: VLNK), the leading provider of synchronization and scan based trading services to the consumer packaged goods and retail industries, today reported results for the first quarter ended March 31, 2003.

Subscription revenue in the first quarter was $752,000, sustained at the record level achieved in the fourth quarter of 2002. This compares to $632,000 in subscription revenue in the same quarter of the previous year. Total revenue was $841,000, down from the record level achieved in the last quarter of 2002 and down 12% from the year-ago first quarter.

Operating expenses were consistent with expenses in the fourth quarter of 2002 and a significant decrease from $3.7 million in expenses in the first quarter of 2002. The company reported a net loss for the first quarter of $2.1 million, or $0.01 per share, and a net loss applicable to common stock of $0.02 per share, which includes dividends on preferred stock. The loss from operations and net loss for 2003 decreased compared to the first quarter of 2002. Cash used in operating activities decreased to $1.6 million during the first quarter as compared to $2.7 million used in the prior year first quarter.

"We were able to sustain our record level of subscription revenue from the fourth quarter of 2002 into the first quarter of 2003. However, total revenues, which


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include one-time implementation fees, reflect the impact of an uncertain macro-economic environment. Total revenues for the first quarter were disappointing and less than our plan," said Bob Noe, CEO of viaLink. "We are seeing some signs of improvement in the second quarter and we continue to work aggressively to add new customers and to support existing customers in expanding their trading communities. The growth of communities around our existing CPG Retail customers and prospective communities in new vertical sectors is essential to the long-term growth and sustainability of our subscription revenues."

Highlights for the first quarter include:

NEW RETAILER SIGNINGS: Sunoco and Harris-Teeter signed agreements which should lead to revenue growth in future quarters as they connect with their trading partners using the company's services.

NEW UCCNET SERVICES CLIENTS: the company signed agreements with several new customers to serve as their agent for UCCnet, bringing the number of such clients to fifteen. viaLink is a leading provider of services that support customers in registering data with UCCnet and publishing data to trading partners from the registry.

GROWTH OF ADVANCED COMMERCE SERVICES: the use of viaLink's sbtLink scan based trading and viaLink Invoicing services grew substantially in the first quarter. The number of store-supplier connections using the services reached 3,312 as of March 31, 2003, and sales of products sold using these services increased by more than 500% over the year-ago first quarter as more stores and suppliers came on line.

PENETRATION OF THE PUBLICATIONS CATEGORY: the community building efforts of new and previously signed retailers expanded the community of connected suppliers of books, magazines, newspapers and other published materials. These add to the extensive supplier communities conducting commerce with trading partners through viaLink in other categories, including dairy, baked goods, snacks, alcoholic beverages and frozen food products.

The company's chief executive officer, Bob Noe, and chief financial officer, Brian Carter, will host an investor conference call today at 4:30 p.m. Eastern Standard Time, to review the company's results. The call will be broadcast live over the Internet and can be accessed by visiting www.vialink.com and referring to Pass Code 604607. For those who are not able to listen to the live broadcast, the conference call will be archived for 30 days and accessed through www.vialink.com.

The viaLink Company (OTCBB: VLNK) provides advanced e-commerce services to the CPG and retail industries. We help progressive suppliers, distributors and retailers improve their supply chain efficiency, increase sales and serve their customers more effectively. For more information about viaLink's data synchronization, scan based trading and supply chain visibility solutions, call
(972) 934-5500 or visit viaLink's website: www.vialink.com.


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This release contains forward-looking statements that involve risks and uncertainties. The viaLink Company resembles a development stage company, which has commenced its planned operations but is only beginning to generate significant revenue. Risk factors affecting our business have been detailed in viaLink's filings with the Securities and Exchange Commission.

(TABLES FOLLOW)


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                               The viaLink Company
                 Condensed Consolidated Statements of Operations

                                                            For the Three Months Ended
                                                                    March 31,
                                                              2003              2002
                                                          ------------      ------------
Revenues                                                  $    840,531      $    960,480

Customer operations                                            983,966         1,468,965
Development                                                    537,889           570,420
Selling and marketing                                          528,222           580,202
General and administrative                                     692,383           709,649
Depreciation and amortization                                  221,836           341,838
                                                          ------------      ------------
     Total operating expenses                                2,964,296         3,671,074
                                                          ------------      ------------

Loss from operations and net loss                         $ (2,123,765)     $ (2,710,594)
                                                          ============      ============

Dividends on Series A Preferred Shares:
     Warrants and beneficial
         conversion feature
     Stated dividend at 6%                                  (1,260,000)       (3,210,721)
                                                                    --           (13,315)
                                                          ------------      ------------

Net loss applicable to common stock                       $ (3,383,765)     $ (5,934,630)
                                                          ============      ============

Net loss applicable to common stock per common share:
         Basic and diluted                                $      (0.02)     $      (0.09)
Weighted average shares outstanding:
         Basic and diluted
                                                           167,118,321        68,373,159
                                                          ============      ============



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                               The viaLink Company
                      Condensed Consolidated Balance Sheets
                   As of March 31, 2003 and December 31, 2002

                                                          March 31,       December 31,
                                                            2003              2002
                                                        ------------      ------------
                         ASSETS
Cash and short-term investments                         $    228,911      $    561,617
Accounts receivable, net                                     570,767           965,158
Other current assets                                         145,605           156,503
                                                        ------------      ------------
     Total current assets                                    945,283         1,683,278

Other assets, net                                            885,243         1,253,665
                                                        ------------      ------------

     Total assets                                       $  1,830,526      $  2,936,943
                                                        ============      ============


     LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Accounts payable and other current liabilities          $  1,115,055      $  1,337,716

Capital Lease liabilities                                    377,288           385,778

Common Stock                                                 176,663           160,520
Series D Preferred Stock                                  10,094,850         9,584,850
Additional paid in capital                                77,446,534        76,724,178
Accumulated deficit                                      (87,379,864)      (85,256,099)
                                                        ------------      ------------
Stockholders' equity (deficit)                               338,183         1,213,449
                                                        ------------      ------------
  Total liabilities and stockholders'
     equity (deficit)                                   $  1,830,526      $  2,936,943
                                                        ============      ============


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        The viaLink Company

Date: May 15, 2003                      By:  /s/ Brian Carter
                                             Brian Carter
                                             Vice President and Chief Financial
                                                Officer